EXHIBIT 2.5





                         CROSS-INDEMNIFICATION AGREEMENT

     This Cross-Indemnification Agreement (this "Agreement") is entered into as of this 2nd day of May, 1996, by and between Snyder Oil Corporation, a Delaware corporation ("Snyder"), and Patina Oil & Gas Corporation, a Delaware corporation ("Patina").

                                R E C I T A L S:

     WHEREAS, Snyder, Patina, Patina Merger Corporation, a Delaware corporation, and Gerrity Oil & Gas Corporation, a Delaware corporation ("Gerrity"), have entered into that certain Amended and Restated Agreement and Plan of Merger dated as of January 16, 1996 and amended and restated as of March 20, 1996 (the "Merger Agreement");

     WHEREAS, as a result of the transactions contemplated by the Merger Agreement, Patina and/or its subsidiaries own the Business (as defined in the Merger Agreement) and Gerrity has become a wholly owned subsidiary of Patina (the Business and all of the activity of Patina and its subsidiaries after the Effective Time (as defined below) are collectively referred to hereinafter as the "Operations");

     WHEREAS, in accord with the Merger Agreement, in connection with the Contribution (as defined in the Merger Agreement), Snyder and Patina desire to set forth the respective indemnification rights and obligations of each party with respect to certain liabilities.

     NOW THEREFORE, in consideration of the Contribution, of the premises and mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.       Definitions.

          (a) An "Affiliate" of a party shall mean any individual, corporation, limited liability company, partnership, trust or other legally recognized entity controlling, controlled by or under common control with such party.

          (b) "Business" shall have the meaning assigned that term in the Merger Agreement.

          (c) "Contribution" shall have the meaning assigned that term in the Merger Agreement.

          (d) "Effective Time" shall have the meaning assigned that term in the Merger Agreement.



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          (e)  "Field  Sub"  shall have the  meaning  assigned  that term in the
     Merger Agreement.

          (f) "Liabilities" shall mean all losses, liabilities, claims, taxes, damages, costs (including costs of investigation) and expenses (including reasonable legal fees and expenses).

          (g) "Merger Agreement" shall have the meaning assigned that term in the Recitals above.

          (h)   "Patina   Indemnified   Parties"   shall  mean  Patina  and  its
     Subsidiaries  and  any  officer,   director,   employee,   agent  or  other
     representative thereof (individually, a "Patina Indemnified Party").

               (i) "Patina Liabilities" shall mean all Liabilities, known or unknown, absolute, accrued contingent or otherwise, to the extent (A) directly related to the assets or operations comprising the Business that are purported to be owned by Patina or its subsidiaries pursuant to the Contribution, (B) directly or indirectly related to Gerrity or its subsidiaries or their assets, operations or businesses or (C) otherwise reflected or reserved in the Patina Balance Sheet (as defined in the Merger Agreement), in each case regardless of whether such Liabilities exist or arise before, at or after the Effective Time; provided, however, that any Liabilities disclosed or required by GAAP to be disclosed on a balance sheet for Patina as of the Effective Time (or in the notes thereto) that are not disclosed in the Patina Balance Sheet shall not constitute Patina Liabilities; provided further, that (M) Liabilities for income taxes of Patina or the Business relating to periods prior to the Effective Time (other than Liabilities for income taxes attributable to Excess Production, as defined in the Merger Agreement), (N) Liabilities on Section 1.4 of the SOCO Disclosure Schedule (as defined in the Merger Agreement)(except to the extent otherwise provided in such Section) and (O) Liabilities expressly assumed or retained by Snyder on Section
          5.11 of the SOCO Disclosure Schedule, shall not constitute Patina Liabilities; provided further, that, notwithstanding any provision to the contrary herein, any Liability (X) included in the calculation of working capital pursuant to Section 7.23 of the Merger Agreement or
          (Y) constituting an Expense (within the meaning of the Merger Agreement) or obligation for which Patina is liable under the terms of the Merger Agreement shall constitute a Patina Liability.

     (j) "Snyder Indemnified Parties" shall mean Snyder and its Affiliates, other than Patina and its subsidiaries, and any officer, director, employee, agent or other representative thereof (individually, a "Snyder Indemnified Party").

     (k) "Snyder Liabilities" shall mean all Liabilities known or unknown, absolute, accrued, contingent or otherwise, arising out of or associated with the affairs or operations of Snyder and any of its subsidiaries and which are not Patina Liabilities.



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     2. Indemnification.

          (a) Patina shall defend, indemnify and hold harmless the Snyder Indemnified Parties against any and all Patina Liabilities, whether or not the result of the sole or partial negligence or otherwise culpable conduct or fault of one or more of the Snyder Indemnified Parties.

          (b) Snyder shall defend, indemnify and hold harmless the Patina Indemnified Parties against any and all Snyder Liabilities, whether or not the result of the sole or partial negligence or otherwise culpable conduct or fault of one or more of the Patina Indemnified Parties.

     3. Indemnification Procedure. Each person to be indemnified pursuant to this Agreement (an "Indemnified Party") agrees to give prompt notice to the indemnifying party of the assertion of any claim, or the commencement of any suit, action or proceeding, brought against or sought to be collected from such Indemnified Party (each a "Third Party Claim"), in respect of which indemnity may be sought by such Indemnified Party under this Agreement; provided that the omission so to promptly notify the indemnifying party with respect to a Third Party Claim brought against or sought to be collected from such Indemnified
Party will not relieve the indemnifying party from any Liability that it may have to such Indemnified Party under this Agreement except to the extent that such failure has materially prejudiced such indemnifying party with respect to the defense of such Third Party Claim. If any Indemnified Party shall seek indemnity under this Agreement with respect to a Third Party Claim brought against or sought to be collected from such Indemnified Party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party to an Indemnified Party of its election to assume and direct the defense and settlement of a Third Party Claim brought against or sought to be collected from such Indemnified Party that such indemnifying party is entitled to assume and direct under the terms hereof, the indemnifying party shall not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party and the Indemnified Party are both named parties to any such action, claim or demand and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. Notwithstanding the foregoing provisions of this Section 3, the indemnifying party shall not (A) without the prior written consent of an Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by such Indemnified Party for a Third Party Claim brought against or sought to be collected from such Indemnified Party, unless such settlement includes an unconditional release, in form and substance satisfactory to the Indemnified Party, of such Indemnified Party from all Liability arising out of such proceeding (provided that, whether or not such a release is required to be obtained, the indemnifying party shall remain liable to such Indemnified Party in accordance with this Agreement in the event that a Third Party Claim is subsequently brought against or sought to be collected from such Indemnified Party) or (B) be liable for any settlement of any Third Party Claim brought against or sought to be


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collected from an Indemnified Party effected without such  indemnifying  party's written consent (which shall not be unreasonably withheld), but if settled with such indemnifying party's written con sent, or if there is a final judgment for the plaintiff in any such Third Party Claim, such indemnifying party agrees (to the extent stated above) to indemnify the Indemnified Party from and against any loss, liability, claim, damage or expense by reason or such settlement or judgment. The indemnification required by this Agreement shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

     4. Insurance.

     (a) Notwithstanding any provision to the contrary herein, an indemnifying party hereunder shall have no obligation for a liability or any part thereof sought to be indemnified by an Indemnified Party pursuant to this Agreement to the extent that the Indemnified Party has received payment from an insurer on account of such liability, which payment has not been offset through a matching deductible or premium adjustments made on account of such payment.

     (b) To the extent that an Indemnified Party may have insurance for a liability or any part thereof sought to be indemnified under this Agreement, until an insurer makes payment on account thereof, the parties shall proceed with indemnification under this Agreement as if the Indemnified Party is not covered by such insurance. An indemnifying party which has paid all or any part of an indemnification claim shall then be reimbursed by the Indemnified Party from insurance payment later received, if any, which payment has not been offset through a matching deductible or premium adjustments made on account of such payment.

     5. Assignment.

     Except by operation of law or in connection with the sale of all or substantially all the assets of a party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the written consent of the other party; and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     6. Further Assurances.

     Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the parties shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required


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consents  and  approvals  and make all required  filings  with any  governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other parties with all such information as they may reasonably request in order to be able to comply with the provisions of this sentence.

     7. Parties in Interest.

     Except as herein otherwise specifically provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation other than the parties, the Snyder Indemnified Parties, the Patina Indemnified Parties and their respective successors and permitted assigns.

     8. Waivers, Etc.

     No failure or delay on the part of the parties in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     9. Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any thereof which may be hereafter declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is held to be invalid, void or unenforceable, the parties hereto shall use their reasonable efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     10. Change of Law.

     If, due to any change in applicable law or regulations or the interpretation thereof by a court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated hereby shall become impracticable or impossible, the parties hereto shall use their reasonable efforts to find and employ


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an alternative means to achieve the same or substantially the same result as the contemplated by such provision.

     11. Notice.

     Any notices to be given hereunder shall be in writing and shall be deemed to be sufficiently given when delivered personally or sent certified or registered mail, postage prepaid and return receipt requested, or by telecopy, and if intended for Patina addressed to:

                  Patina Oil & Gas Corporation
                  1625 Broadway
                  Denver, Colorado 80202
                  Attention:  Rodney L. Waller
                  Telecopy No.: (303) 592-8600

or if intended for Snyder addressed to:

                  Snyder Oil Corporation
                  777 Main Street, Suite 2500
                  Fort Worth, Texas 76012
                  Attention: General Counsel
                  Telecopy No.: (817) 882-5982

Either party may change the address for receiving notice upon notice to the other party given in the manner set forth in this Section 11.

     12. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     13. Amendment.

     This Agreement may be amended or otherwise modified only by a writing duly executed by each of the parties hereto.

     14. Waiver.

     No waiver of any of the provisions of this Agreement shall (a) be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), or (b) constitute a continuing waiver, unless otherwise expressly provided in such waiver.



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     15. Headings.

     The section headings used in this Agreement are for convenience only and shall not be considered a part of, or affect the construction or interpretation of, any provisions of this Agreement.

     16. Execution of Counterparts.

     This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together for all purposes shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                                          SNYDER OIL CORPORATION


                                                       By: \s\ Thomas J. Edelman
                                                               Thomas J. Edelman
                                                                       President


                                                    PATINA OIL & GAS CORPORATION


                                                           By: \s\ Rodney Waller
                                                                   Rodney Waller
                                                                  Vice President




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